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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ]       Confidential, for Use of the Commission Only (as permitted by
          Rule14a-6(e)(2))
[ ]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[X]       Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]       No fee required
[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
          (1) Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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[ ]       Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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TO:     All El Paso Employees

FROM:   William A. Wise

DATE:   February 18, 2003

RE:     Proxy Contest Announcement

Dear El Paso Employee:

I want to give you an update on some recent news. This morning, Selim Zilkha, a former member of the Board of Directors and a holder of approximately 1.5% of the voting stock of El Paso Corporation, announced that he intends to initiate a proxy contest. He also announced he is aligned with Oscar Wyatt in doing so. Among other things, Mr. Zilkha is seeking to replace the company's existing board with his own director nominees at our 2003 annual meeting of shareholders. Attached is a press release that the company issued today in response to Mr. Zilkha's announcement.

In the coming weeks, you may see and hear news reports and stories about this proxy contest. We will continue to keep you informed. As always, if you have questions, I encourage you to send them to the Straight Talk site on the company's intranet.

El Paso is a great company with the most qualified and dedicated employees in the industry. The best way for all of us to respond is to continue to stay focused on providing the excellent service that everyone has come to expect from El Paso.

On behalf of the board and the management of El Paso, I also want to thank you for your ongoing commitment to the company and let you know how much we appreciate your support.

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SHAREHOLDERS OF EL PASO CORPORATION ARE STRONGLY ADVISED TO READ EL PASO'S
PROXY STATEMENT RELATING TO ITS 2003 ANNUAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc at
(800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in Schedule 14A to be filed by El Paso with the Securities and Exchange Commission on February 18, 2003.

This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.